Exhibit (10)(a)

[letterhead of
                             GOODWIN, PROCTER & HOAR
               A PARTNERSIHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                         BOSTON, MASSACHUSETTS 02109-2881]


                                             March 10, 1994

State Street Research Securities Trust
One Financial Center
Boston, MA 02111-2690

Gentlemen:

          As counsel to State Street Research Securities Trust, a voluntary association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest of MetLife - State Street Research Intermediate Bond Fund (the "Fund"), which is a series of the Trust which has been established and designated pursuant to Section 4.2 of Article IV of the Trust's Master Trust Agreement dated January 25, 1994, all as more fully described in the Prospectus and Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (file no. 33-74628) filed by the Trust (the "Registration Statement").

          We wish to advise you that we have examined such documents and questions of law we have deemed necessary for purposes of this opinion. Based upon the foregoing, we are of the opinion that:

          1. The Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts; and

          2. The shares of beneficial interest of the Fund which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

          We consent to being named in the Prospectus and Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                Very truly yours,

                                /s/ Goodwin, Procter & Hoar

                                GOODWIN, PROCTER & HOAR